1


For Ministry Use Only
A l'usage exclusif du ministere
[Logo] Ministry of              Ministere de
       Consumer and             la Consommation
       Commercial               et du Commerce
Ontario Relations
CERTIFICATE                     CERTIFICAT
This is to certify that these   Ceci certifie que les presents
articles are effective on       statuts entrent en vigueur le
MAY 28                          MAI, 1993


                /s/ [ILLEGIBLE]

               Director/Directeur
Business Corporations Act/Loi de sur les compagnies

                           Ontario Corporation Number
                        Numero de la compagnie en Ontario

                                     1031673

                        ----------------------------------

   Trans    Line               Comp     Method
   Code     No         Stat    Type     Incorp
   -----    -----      -----   -----    ------
     A        0          0       A        3
   -----    -----      -----   -----    ------
    18       20         28      29       30

            Notice
   Share    Req'd      Jurisdiction
   -----    -----      -----------------------
     S        N        ONTARIO
   -----    -----      -----------------------
    31       32        33                   47

--------------------------------------------------------------------------------

                                     Form 1
                                    Business
                                  Corporations
                                       Act

                                     Formule
                                    numero 1
                                       Loi
                                     sur les
                                   compagnies

                              NEWSOME AND GILBERT
                                 CS1236 (FORM 1)
                               CS 784/83/362-110

--------------------------------------------------------------------------------
                            ARTICLES OF INCORPORATION
                              STATUTS CONSTITUTIFS

1. The name of the Corporation is:        Denomination sociale de la compagnie:

   20/20 LASER CENTERS INC.

2. The address of the registered          Adresse du siege social:
   office is:

   12 Kittredge Court
   -------------------------------------------------------------------------
    (Street & Number or R.R. Number & if Multi-Office Building give Room No.)
         (Rue at numero ou numero de le R.R. et s'il sagit d'un edifico a bureau, numero du bureau)

   Richmond Hill, Ontario                                     L4C7X3
   --------------------------------------------------     --------------
   (Name of Municipality or Post Office)                   (Postal Code)
   (Nom de la  municipalite ou du bureau de poste)         (Code postal)

    Town of Richmond Hill,               in      Regional Municipality of York
    -------------------------------- dans le/la  -----------------------------
   (Name of Municipality Geographic             (County, District or Regional
    Township)                                    Municipality)
   (Nom de la municipalite, du canton)          (Comte, district, municipalite
                                                 regionale)

3. Number (or minimum and maximum number)       Nombre (ou nombres minimal et
   of directors is:                             maximal) d'administrateurs:

   A minimum of one (1) and a maximum of ten (10)

4.    The first director(s) is/are:           Premier(s) administrateur(s):               Resident
                                                                                          Canadian
      First name, initials and last name      Residence address, giving Street & No.      State
      Prenom, initiales et nom de famille     or R.R. No., Municipality and Postal Code   Yes or No
                                              Adresse personnelle, y compris la rue et    Resident
                                              le numero, le numero de la R.R., le nom     Canadien
                                              de la municipalite et le code postal        Oui/Non
      ----------------------------------------------------------------------------------------------
      ALLAN H. MANDEL                         45 Macauley Drive                             Yes
                                              Thornhill, Ontario
                                              L3T 5S6


07116 (04/92)

5. Restrictions, if any, on business the    Limites, s'il y a lieu, imposees aux
   corporation may carry on or on           activites commerciales ou aux
   powers the corporation may exercise.     pouvoirs de la compagnie.

   None

6. The classes and any maximum number of    Categories et nombre maximal, s'il y
   shares that the corporation is           a lieu, d'actions que la compagnie
   authorized to issue:                     est autorisee a emettre:

The capital of the Corporation shall consist of an unlimited number of non-voting Class A Common Shares (the "Class A Common Shares"); an unlimited number of voting Class B Common Shares (the "Class B Common Shares"); an unlimited number of voting Class C Special Shares (the "Class C Special Shares"); and an unlimited number of non-voting Class D Special Shares (the "Class D Special Shares").

7. Rights, privileges, restrictions and     Droits, privileges, restrictions et
   conditions (if any) attaching to each    conditions, s'il y a lieu, rattaches
   class of shares and directors            a chaque categorie d'actions et
   authority with respect to any class of   pouvoirs des administrateurs
   shares which may be issued in series:    relatifs a chaque categorie
                                            d'actions qui peut etre emise en
                                            serie:

Class A Common Shares

The Class A Common Shares shall carry and be subject to the following rights, privileges, restrictions and conditions:

(a) The holders of the Class A Common shares shall not be entitled to receive notice or to attend any meeting of the shareholders of the Corporation unless the meeting is called for the purpose of authorizing the dissolution of the Corporation or the sale, lease or exchange of all or substantially all of the property of the Corporation other than in the ordinary course of business of the Corporation under subsection 183(3) of the Act, in which case the holders of the Class A Common shares shall be entitled to receive notice of such meeting. The holders of the Class A Common shares shall not be entitled either to vote at any meeting of the shareholders of the Corporation or to sign a resolution in writing, except a meeting called to consider, or a resolution in writing in respect of, any amendment to these Articles in respect of which the holders of the Class A Common shares would be entitled to vote separately as a class pursuant to the Act:

(b) Notwithstanding the provisions of the Act and any other provision contained herein, the holders of the Class A Common shares shall not be entitled to vote separately as a class upon a proposal to amend these Articles to:

      (i) increase or decrease any maximum number of authorized Class A Common shares, or increase any maximum number of authorized shares of a class of shares having rights or privileges equal or superior to the shares of the Class A Common shares;

      (ii) effect an exchange, reclassification or cancellation of the Class A Common shares; or

      (iii) create a new class of shares equal to or superior to the Class A Common shares.

(c) The Class A Common shares shall rank on a parity with the Class B Common shares with respect to priority in payment of dividends;

(d) Subject to the rights, privileges, restrictions and conditions attaching to any other class of shares of the Corporation, the Class A Common shares are entitled to receive any dividend declared by the Corporation in respect of the Class A Common shares;

(e) Subject to the rights, privileges, restrictions and conditions attaching to any other class of shares of the Corporation, the holders of the Class A Common shares shall

                                                                            3(a)


      be entitled to receive in parity with the Class B Common shares and shall participate rateably with Class B Common shares with respect to their entitlement to receive the remaining property of the Corporation upon the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary.

Class B Common Shares

The Class B Common Shares shall carry and be subject to the following rights, privileges, restrictions and conditions:

(a) The holders of the Class B Common shares shall be entitled to receive notice of and to attend any meeting the shareholders of the Corporation and shall be entitled to one vote in respect of each Class B Common share held at such meetings, except meetings at which the holders of a particular class of shares other than the Class B Common shares are entitled to vote separately as a class;

(b) The Class B Common shares shall rank on a parity with the Class A Common shares with respect to priority in payment of dividends and in the distribution of assets in the event of the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, or any other distribution of the assets of the Corporation among it's shareholders for the purpose of winding up it's affairs;

(c) Subject to the rights, privileges, restrictions and conditions attaching to any other class of shares of the Corporation, the Class B Common shares are entitled to receive any dividend declared by the Corporation in respect of the Class B Common shares.

Class C Special Shares

The Class C Special Shares shall carry and be subject to the following rights, privileges, restrictions and conditions:

(a) The holders of the Class C Special shares shall be entitled to receive and the Corporation shall pay thereon, as and when declared by the Board of Directors of the Corporation out of the assets of the Corporation properly applicable to the payment of dividends, non-cumulative cash dividends in an amount as determined by the Board of Directors; If within any financial year of the Corporation, the Board of Directors in their discretion shall not have declared such dividends, then the rights of the holders of the Class C Special shares to such dividends in respect to any such financial year shall be forever extinguished.

(b) The holders of the Class C Special shares shall be entitled to receive notice of and to attend any meeting the shareholders of the Corporation and shall be entitled to one vote in respect of each Class C Special share held at such meetings, except

                                                                            3(b)


      meetings at which the holders of a particular class of shares other than the Class C Special shares are entitled to vote separately as a class;

(c) The Corporation may, subject to the requirements of the Act, upon the giving of such notice, if any, and the following of such procedures as the Directors may determine from time to time, redeem at any time the whole or from time to time any part of the then outstanding Class C Special Shares, either on a pro rata basis or otherwise, on payment of an amount for each share to be redeemed equal to the amount paid up thereon, plus all declared and unpaid dividends thereon, the whole constituting and being hereinafter referred to as the "Class C Special Share Redemption Amount";

(d) On or after the date specified for redemption, the Corporation shall pay or cause to be paid to or to the order of the registered holders of the Class C Special Shares to be redeemed the Redemption Amount thereof on presentation and surrender at the registered office of the Corporation or any other place designated by the Corporation in the notice of redemption, of the certificates representing the Class C Special Shares called for redemption. Such Class C Special Shares shall thereupon be redeemed. If less than all of the Class C Special Shares represented by any certificate are redeemed, the holder shall be entitled to receive a new certificate for that number of Class C Special Shares represented by the original certificate which are not redeemed. From and after the date specified for redemption, the holders of the Class C Special shares called for redemption shall cease to be entitled to dividends, and shall not be entitled to exercise any of the rights of the shareholders in respect thereof, unless payment of the redemption amount shall not be made upon presentation of the certificates in accordance with the foregoing provisions, in which case the rights of the holder shall remain in effect.

(e) Each holder of one or more Class C Special Shares shall have the right, in his discretion and at all times, to demand that the Corporation redeem all or any of the said shares registered in the name of the holder in the registers of the Corporation by presenting to the Corporation, at its head office, a share certificate representing Class C Special Shares that the registered holder wishes the Corporation to redeem; the said certificate shall be accompanied by a written request indicating:

            (i) the registered holder wishes all or part of the Class C Special Shares represented by the said certificate, to be redeemed by the Corporation; and

            (ii) the date (providing that it is a regular business day) upon which the registered holder wishes his Class C Special Shares to be redeemed (hereinafter called the "redemption date"). Provided that, the redemption date shall not at any time be fixed at less that five (5) days from the date of presentation of the request unless such five (5) days notice is waived by the Corporation.

                                                                            3(c)


                  The receipt of the said certificate and the said request shall oblige the Corporation, on the date stipulated in the request, to redeem each Class C Special Shares requested to be redeemed by paying to the said registered holder the aggregate of : (1) the Class C Special Share Redemption Amount for each such share; and (2) an amount equal to all dividends declared on such share but unpaid. Commencing from the redemption date stipulated in the written request, the holders of the said Class C Special Shares shall not be entitled to the payment of any dividends and the holders of the same shall not be entitled to exercise any rights attaching thereto, unless the payment of the Class C Special Share Redemption Amount for each share to be redeemed together with all dividends declared thereunder (hereinafter called the "Redemption Payment") is not made by the Corporation on the redemption date, in which case the rights of the holders of the shares in question shall not be affected in any manner and such holders shall (notwithstanding any provision to the contrary herein contained) be entitled to receive cumulative annual dividends at a fixed rate equal to three-quarters (3/4) of the Prime Rate accruing on the Redemption Payment from the redemption date to the date that the Redemption Payment is made.

(f) For the purposes of these Articles, the term "Prime Rate" in respect of any fiscal period of the Corporation as such term is applied to the Class C Special Shares means the rate of interest expressed as a annual rate, established by The Royal Bank of Canada at Toronto, on the particular day on which any cumulative annual dividends on the Class C Special Shares begin to accrue, for loans in Canadian dollars to its most creditworthy commercial customers in Canada.

(g)   (i)   Subject as hereinafter provided, any holder of fully paid Class C
            Special shares shall be entitled at his option at any time up to the close of business on the third day prior to the redemption date specified in any notice of redemption of Class C Special shares to have all or any of the Class C Special shares by him converted into fully paid Class B Common shares as the same shall be constituted at the time of conversion at the rate of one hundred (100) Class B
            Common shares for each Class C Special share in respect of which the conversion privilege is exercised;

      (ii) The conversion privilege herein provided for may only be exercised by notice in writing given to the Corporation at its registered office accompanied by the certificate or certificates for Class C Special shares in respect of which the holder thereof desires to exercise such right of conversion and such notice shall be signed by the person registered on the books of the Corporation as the holder of the Class C Special shares which the holder desires to have converted; upon the Corporation receiving such notice it shall issue certificates for Class B Common shares at the applicable rate herein prescribed and in accordance with the provisions hereof to the registered

                                                                            3(d)


            holder of the Class C Special shares represented by any such certificate are converted the holder shall be entitled to receive a new certificate for that number of Class C Special shares represented by the original certificate which are not converted;

      (iii) Upon conversion of any Class C Special shares, the Corporation shall make a payment to the holder of such shares of an amount equal to all dividends declared and unpaid on such shares at the date of conversion but shall make no payment or adjustment on account of any dividends on the Class B Common shares issuable upon such conversion;

(h) In the event of liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of Class C Special shares shall be entitled to receive, before any distribution of the assets of the Corporation is made among the holders of all other classes of shares of the Corporation, an amount equal to the return of paid-up capital and an amount equal to any dividends declared thereon but unpaid and no more.

Class D Special Shares

The Class D Special Shares shall carry and be subject to the following rights, privileges, restrictions and conditions:

(a) The holders of the Class D Special shares shall not be entitled to receive notice or to attend any meeting of the shareholders of the Corporation unless the meeting is called for the purpose of authorizing the dissolution of the Corporation or the sale, lease or exchange of all or substantially all of the property of the Corporation other than in the ordinary course of business of the Corporation under subsection 183(3) of the Act, in which case the holders of the Class D Special shall be entitled to receive notice of such meeting. The holders of the Class D Special shares shall not be entitled either to vote at any meeting of the shareholders of the Corporation or to sign a resolution in writing, except a meeting called to consider, or a resolution in writing in respect of, any amendment to these Articles in respect of which the holders of the Class D Special shares would be entitled to vote separately as a class pursuant to the Act;

(b) The holders of the Class D Special shares shall be entitled to receive and the Corporation shall pay thereon, as and when declared by the Board of Directors of the Corporation out of the assets of the Corporation properly applicable to the payment of dividends, non-cumulative cash dividends in an amount as determined by the Board of Directors; If within any financial year of the Corporation, the Board of Directors in their discretion shall not have declared such dividends, then the rights of the holders of the Class D Special shares to such dividends in respect to any such financial year shall be forever extinguished.

                                                                            3(e)


(c) In the event of liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of Class D Special shares shall be entitled to receive, before any distribution of the assets of the Corporation is made among the holders of the Class A Common shares and the Class B Common shares, an amount equal to the return of paid-up capital and an amount equal to any dividends declared thereon but unpaid and no more.

8. The issue, transfer or ownership of      L'emission, le transfert ou la
   shares is/is not restricted and the      propriete d'actions est/n'est pas
   restrictions (if any) are as follows:    restreinte. Les restrictions, s'il y
                                            a lieu, sont les suivantes:

The right to transfer shares of the Corporation shall be restricted in that no shares shall be transferred without either:

      (a) The previous consent of the Directors of the Corporation expressed by a resolution passed at a meeting of the Directors or by an instrument or instruments in writing signed by a majority of the Directors; or

      (b) The previous consent of the holders of at least 51% of the shares for the time being outstanding entitled to vote expressed by resolution passed at a meeting of the shareholders or by an instrument or instruments in writing signed by such shareholders.

9. Other provisions, if any, are:           Autres dispositions, s'il y a lieu:

1. That the Board of Directors may from time to time, in such amounts and on such terms as it deems expedient:

      (a)   borrow money on the credit of the Corporation;

      (b) issue, reissue, sell or pledge debt obligations (including bonds, debentures, notes or other similar obligations, secured or unsecured) of the Corporation;

      (c) to the extent permitted by law, give a guarantee on behalf of the Corporation to secure performance of any present or future indebtedness, liability or obligations of any person; and

      (d) charge, mortgage, hypothecate, pledge or otherwise create a security interest in all or any of the currently owned or subsequently acquired real or personal, movable or immovable, property of the Corporation, including book debts, rights, powers, franchises and undertakings, to secure any debt obligations or any money borrowed or other debt or liability of the Corporation.

      The Board of Directors may from time to time delegate such one or more of the Directors and Officers of the Corporation as may be designated by the Board all or any of the powers conferred on the Board above to such extent and in such manner as the Board shall determine at the time of each such delegation;

2. That the number of shareholders of the Corporation, exclusive of persons who are in the employment of the Corporation and exclusive of persons who, having been formerly in the employment of the Corporation, were, while in that employment, and have continued after the termination of that employment to be shareholders of the Corporation, is limited to not more that fifty (50), two (2) or more persons who are the joint registered owners of one (1) or more shares being counted as one (1) shareholder; and

3. That any invitation to the public to subscribe for any shares or securities of the Corporation is hereby prohibited.

10. The names and addresses of the          Full residence address or address of
    incorporators are                       registered office or of principal
    Nom et adresse des fondateurs           place of business giving street &
    First name, initials and last name      No. or R.R. No., municipality and
    or corporate name                       postal code
    Prenom, initiale et nom de famile       Adresse personnelle au complet,
    ou denomination sociale                 adresse du siege social ou adresse
                                            de l'etablissement principal, y
                                            compris la rue et le numero, le
                                            numero de la R.R., le nom de la
                                            municipalite et le code postal
--------------------------------------------------------------------------------
    ALLAN H. MANDEL                         45 Macauley Drive
                                            Thornhill, Ontario
                                            L3T 5S6

   These articles are signed in duplicate.  Les presents statuts sont signes en double exemplaire.

                          Signatures of incorporators
                           (Signature des fondateurs)

                          /s/ Allan H. Mandel
                          ------------------------------
                          ALLAN H. MANDEL

For Ministry Use Only
A l'usage exclusif du ministere
[Logo] Ministry of              Ministere de
       Consumer and             la Consommation
       Commercial               et du Commerce
Ontario Relations
CERTIFICATE                     CERTIFICAT
This is to certify that these   Ceci certifie que les presents
articles are effective on       statuts entrent en vigueur le
OCTOBER 01                      OCTOBRE, 1993


                                 /s/ [ILLEGIBLE]

                               Director/Directeur
               Business Corporations Act/Loi de sur les compagnies

                           Ontario Corporation Number
                        Numero de la compagnie en Ontario

                                    1031673

                        ----------------------------------

                                      TRANS
                                      CODE
                                      -----
                                        C
                                      -----
                                       18

--------------------------------------------------------------------------------

                                     Form 3
                                    Business
                                  Corporations
                                      Act,
                                      1982

                                     Formule
                                    numero 3
                                   Loi de 1982
                                     sur les
                                    compagnies

--------------------------------------------------------------------------------
                              ARTICLES OF AMENDMENT
                             STATUTS DE MODIFICATION

1. The present name of the corporation is:     Denomination sociale actuelle de
                                               la compagnie:

   20/20 LASER CENTERS INC.

2. The name of the corporation is changed to   Nouvelle denomination sociale de
   (if applicable):                            la compagnie (s'il y a lieu):

   TLC THE LASER CENTER INC.

3. Date of incorporation/amalgamation:         Date de la constitution ou de la
                                               fusion:

                                    28/05/93
--------------------------------------------------------------------------------
                               (Day, Month, Year)
                               (jour, mois, annee)

4. The articles of the corporation are         Les statuts de la compagnie sont
   amended as  follows:                        modifies de fa facon suivante:

   to change the name of the Corporation from 20/20 Laser Centers Inc. to TLC THE LASER CENTER INC.

5. The amendment has been duly authorized   La modification a ete dument
   as required by Sections 167 and 169      autorisee conformement a l'article
   (as applicable) of the Business          167 et. s'il y a lieu, a l'article
   Corporations Act.                        169 de la Loi sur les compagnies.

6. The resolution authorizing the           Les actionnaires ou les
   amendment was approved by the            administrateurs (le cas echeant) de
   shareholders/directors (as applicable)   la compagnie ont approuve la
   of the corporation on                    resolution autorisant la
                                            modification

                                   23/09/1993
--------------------------------------------------------------------------------
                               (Day, Month, Year)
                               (jour, mois, annee)

   These articles are signed in duplicate.  Les presents statuts sont signes en double exemplaire.

                                            20/20 Laser Centers Inc.
                                            ------------------------------------
                                               (Name of Corporation)
                                           (Denomination sociate de la compagne)


                                  By/Par:  [ILLEGIBLE]   Director
                                           -------------------------------------
                                           (Signature)   (Description of Office)
                                           (Signature)   (Fonction)

For Ministry Use Only
A l'usage exclusif du ministere
[Logo] Ministry of              Ministere de
       Consumer and             la Consommation
       Commercial               et du Commerce
Ontario Relations
CERTIFICATE                     CERTIFICAT
This is to certify that these   Ceci certifie que les presents
articles are effective on       statuts entrent en vigueur le
MARCH 22                        MARS, 1995


                                 /s/ [ILLEGIBLE]              (1)

                               Director/Directeur
               Business Corporations Act/Loi de sur les compagnies

                           Ontario Corporation Number
                        Numero de la compagnie en Ontario

                                     1031673

                        ----------------------------------

                                      TRANS
                                      CODE
                                      -----
                                        C
                                      -----
                                       18

--------------------------------------------------------------------------------

                                     Form 3
                                    Business
                                  Corporations
                                       Act

                                     Formule
                                    numero 3
                                       Loi
                                     sur les
                                    compagnies

                                  DYE & DURHAM
                                FORM 3 (B.C.A.)

                                  07119 (01/92)

--------------------------------------------------------------------------------
                              ARTICLES OF AMENDMENT
                             STATUTS DE MODIFICATION

1.   The present name of the corporation is:    Denomination sociale actuelle de
                                                la compagnie:

     TLC THE LASER CENTER INC.

2.   The name of the corporation is changed     Nouvelle denomination sociale de
     to (if applicable):                        la compagnie (s'il y a lieu):


3.   Date of incorporation/amalgamation:        Date de la constitution ou de la
                                                fusion:

                                    28/05/93
--------------------------------------------------------------------------------
                               (Day, Month, Year)
                               (jour, mois, annee)

4.   The articles of the corporation are        Les statuts de la compagnie sont
     amended as follows:                        modifies de la facon suivante:

     (1) to provide that the existing 100 Class B Common Shares of the Corporation be divided on a basis of One Hundred Thousand (100,000) to One (1);

     (2) to change the designation of the Class B Common Shares to common shares;

     (3) to remove the authorized but unissued Class A Common Shares, Class C Special Shares and Class D Special Shares of the Corporation and all rights, privileges, restrictions and conditions attaching thereto;

     (4) to declare that the capital of the Corporation after giving effect to the foregoing consists of an unlimited number of common shares;

     (5) to remove the existing rights, privileges, restrictions and conditions attached to the Class B Common Shares that have been redesignated as common shares and to provide that the new rights, privileges, restrictions and conditions attaching to the common shares are as follows:

          (a) Payment of Dividends: The holders of the common shares shall be entitled to receive dividends if, as and when declared by the board of directors of the Corporation out of the assets of the Corporation properly applicable to the payment of dividends in such amounts and payable in such manner as the board of directors may from time to time determine.

          (b) Participation upon Liquidation, Dissolution or Winding-Up: In the event of the liquidation, dissolution or winding-up of the Corporation or other distribution of assets of the Corporation among its shareholders for the purpose of winding-up its affairs, the holders of the common shares shall be entitled to participate rateably in any distribution of assets of the Corporation.

          (c) Voting Rights: The holders of the common shares shall be entitled to receive notice of and to attend all annual and special meetings of the shareholders of the Corporation and to one vote in respect of each common share held at such meetings.

5. The amendment has been duly authorized   La modification a ete dument
   as required by Sections 168 & 170 (as    autorisee conformement a l'article
   applicable) of the Business              168 et, s'il y a lieu, a l'article
   Corporations Act.                        170 de la Loi sur les compagnies.

6. The resolution authorizing the           Les actionnaires ou les
   amendment was approved by the            administrateurs (le cas echeant) de
   shareholders/directors (as applicable)   la compagnie ont approuve la
   of the corporation on                    resolution autorisant la
                                            modification

                                    09 02 95
      --------------------------------------------------------------------
                               (Day, Month, Year)
                               (jour, mois, annee)

   These articles are signed in duplicate.  Les presents status sont signes en double exemplaire.



                                        TLC THE LASER CENTER INC.
                                        ----------------------------------------
                                                  (Name of Corporation)
                                        (Denomination sociale de la compagnie)


                                 By/Par: [ILLEGIBLE]      Director
                                        ----------------------------------------
                                         (Signature)     (Description of Office)
                                         (Signature)     (Fonction)

For Ministry Use Only
A l'usage exclusif du ministere
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       Consumer and             la Consommation
       Commercial               et du Commerce
Ontario Relations
CERTIFICATE                     CERTIFICAT
This is to certify that these   Ceci certifie que les presents
articles are effective on       statuts entrent en vigueur le
FEBRUARY 19                     FEVRIER, 1996


                                 /s/ [ILLEGIBLE]

                               Director/Directeur
               Business Corporations Act/Loi de sur les compagnies

                           Ontario Corporation Number
                        Numero de la compagnie en Ontario

                                     1031673
                        ---------------------------------

                                      TRANS
                                      CODE
                                      -----
                                        C
                                      -----
                                       18

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                                     Form 3
                                    Business
                                  Corporations
                                       Act

                                     Formule
                                    numero 3
                                       Loi
                                     sur les
                                    compagnies

                                  DYE & DURHAM
                                FORM 3 (B.C.A.)

                                  07119 (01/92)

--------------------------------------------------------------------------------
                              ARTICLES OF AMENDMENT
                             STATUTS DE MODIFICATION

1.    The present name of the corporation is:      Denomination sociale actuelle
                                                   de la compagnie:
      TLC THE LASER CENTER INC.

2.    The name of the corporation is changed       Nouvelle denomination sociale
      to (if applicable):                          de la compagnie (s'il y a
                                                   lieu):

3.    Date of incorporation/amalgamation:          Date de la constitution ou de
                                                   la fusion:

                                   28 May 1993
--------------------------------------------------------------------------------
                               (Day, Month, Year)
                               (jour, mois, annee)

4.    The articles of the corporation are         Les statuts de la compagnie
      amended as follows:                         sont modifies de la facon
                                                  suivante:

      The articles of the Company are amended to remove the following private company restrictions contained therein:

      (a)   the restriction on the right to transfer shares of the company;

      (b)   the limit on the number of shareholders of the Company; and

      (c) the prohibition against any invitation to the public to subscribe for any shares or securities of the Company

5.    The amendment has been duly authorized       La modification a ete dument
      as required by Sections 168 & 170 (as        autorisee conformement a
      applicable) of the Business Corporations     l'article 168 et, s'il y a
      Act.                                         lieu, a l'article 170 de la
                                                   Loi sur les compagnies.

6.    The resolution authorizing the amendment     Les actionnaires ou les
      was approved by the shareholders/directors   administrateurs (le cas
      (as applicable) of the corporation on        echeant) de la compagnie ont
                                                   approuve la resolution
                                                   autorisant la modification

                                23 January 1996
        ---------------------------------------------------------------
                               (Day, Month, Year)
                               (jour, mois, annee)

      These articles are signed in duplicate.      Les presents status sont
                                                   signes en double exemplaire.


                                     TLC THE LASER CENTER INC.
                                     ---------------------------------------
                                              (Name of Corporation)
                                     (Denomination sociale de la compagnie)


                             By/Par: /s/ Elias Vamvakas  President, Chief
                                                         Executive Officer
                                     -------------------------------------------
                                     (Signature)         (Description of Office)
                                     (Signature)         (Fonction)